EXHIBIT 11
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                        TEXACO INC. AND SUBSIDIARY COMPANIES
                 COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
            FOR THE SIX AND THREE MONTHS ENDED JUNE  30, 1995 AND 1994
            ----------------------------------------------------------
                   (Millions of dollars, except per share amounts)
                                                                           (Unaudited)
                                                       -----------------------------------------------
                                                          For the six months      For the three months
                                                             ended June 30,             ended June 30,
                                                       ---------------------      --------------------
                                                          1995          1994        1995          1994
                                                       -------       -------     -------       -------
Primary Net Income Per Common Share
-----------------------------------

   Net income from continuing operations               $   563       $   317     $   262       $   115

   Discontinued operations                                   -           (87)          -           (87)
                                                       -------       -------     -------       -------

   Net income                                              563           230         262            28
      Less: Preferred stock dividend requirements          (31)          (49)        (15)          (25)
                                                       -------       -------     -------       -------
   Primary net income available for common stock       $   532       $   181     $   247       $     3
                                                       =======       =======     =======       =======
   Average number of primary common shares
      outstanding (thousands)                          259,749       259,230     259,876       259,275
                                                       =======       =======     =======       =======
   Primary net income per common share                 $  2.05       $   .70     $   .95       $   .01
                                                       =======       =======     =======       =======


Fully Diluted Net Income Per Common Share
-----------------------------------------

   Net income                                          $   563       $   230     $   262       $    28

   Preferred stock dividend requirements of
      non-dilutive issues and adjustments to net
      income associated with dilutive securities           (13)          (49)         (6)          (25)
                                                       -------       -------     -------       -------
   Fully diluted net income                            $   550       $   181     $   256       $     3
                                                       =======       =======     =======       =======

   Average number of primary common shares
      outstanding (thousands)                          259,749       259,230     259,876       259,275

   Additional shares outstanding assuming full
      conversion of dilutive convertible securities
      into common stock (thousands):
         Convertible debentures                            148             -         148             -
         Convertible Preferred Stock
            Series B ESOP                                9,930             -       9,872             -
            Series F ESOP                                  664             -         655             -
         Other                                              78             -          50             -
                                                       -------       -------     -------       -------

   Average number of fully diluted common
      shares outstanding (thousands)                   270,569       259,230     270,601       259,275
                                                       =======       =======     =======       =======

   Fully diluted net income per common share           $  2.03       $   .70     $   .94       $   .01
                                                       =======       =======     =======       =======

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